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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2003, relating to the financial statements and financial statement schedules, which appear in Cephalon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
February 6, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS